Exhibit 99.2

DDI CORP.

2005 STOCK INCENTIVE PLAN

[Form of] Restricted Share Award Agreement

RSA Award No.

You (the “Participant”) are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Award Agreement (the “Award Agreement” or “Award”) and in the DDi Corp. 2005 Stock Incentive Plan (“Plan”). You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Company’s Board of Directors (the “Board”) or any Committee or a committee appointed by the Board to administer the Plan, and shall (unless arbitrary and Capricious) be final, conclusive and binding on all parties, including you and your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1. Specific Terms. Your Restricted Shares have the following terms:

Name of Participant
Number of Shares Subject to Award
Purchase Price per Share (if applicable)
Grant Date
Vesting	Your Award will vest at the rate of one-third on each of the next three anniversaries of the Grant Date, provided that your Continuous Service has not ended before the vesting date (subject to any employment agreement between you and the Manager); and provided further that you will become 100% vested in this Award if your Continuous Service ends due to your Retirement, your death, or your Disability.
Deferral Elections	☒ Allowed in accordance with Section 8(g) of the Plan. ☐ Not allowed.
Lifetime Transfers	☒ Allowed in accordance with Section 12(b) of the Plan. ☐ Not allowed.

Restricted Share Award Agreement

DDi Corp.

2005 Stock Incentive Plan

2. Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company and/or its Affiliates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Continuous Service ends.

3. Dividends; Voting Rights. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to receive cash dividends and to vote such Restricted Shares; subject to expiration of such rights thereunder (but not for Shares that have vested pursuant to this Award) upon termination of your Continuous Service before the particular record date for determining shareholders of record entitled to the payment of the cash or Share-based dividends or to vote.

With respect to any dividends that are paid in Shares between the date of this Award and your receipt of Shares pursuant to a vesting event, such Shares shall be subject to the same vesting restrictions contained in Section 1 as the Restricted Shares with respect to which the dividend is paid. When Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the Restricted Shares, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Share delivered, a number of Shares equal to the Share-based dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued to you, after your interest vests. To the extent that either (i) your Continuous Service ends before vesting of the Restricted Shares subject to this Award or (ii) your Continuous Service does not result in full vesting of this Award, you will forfeit all Share-based dividends (but not cash dividends) attributable to all such non-vested Restricted Shares.

4. Issuance and Vesting of Restricted Shares. The Company will hold all Restricted Shares in escrow, in book entry form, until vesting occurs. You will be reflected as the owner of record on the Company’s books and records of any Restricted Shares credited to you pursuant to this Award Agreement. If you forfeit any Restricted Shares, they will be transferred back to the Company. As soon as practicable after vesting of your Restricted Shares, and upon satisfaction of any tax withholding requirements, but no later than the 15th day of the third month following the calendar year in which such vesting occurs, the Company shall release to you, free from vesting restrictions, one Share for each vested Restricted Share. Your Restricted Shares will also be reflected on the Company’s books and records as vested Shares.

5. Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit A contains a suggested form of Section 83(b) election.

Restricted Share Award Agreement

DDi Corp.

2005 Stock Incentive Plan

6. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underling Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

7. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee except as hereinafter provided. If Section 1 allows you to make a transfer of the Restricted Shares subject to this Award, you may transfer the Restricted Shares as follows:

(i)	by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or

(ii)	by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships (each a “Permitted Transferee”).

Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

8. Conditions on Issuance of Shares; Transfer Restrictions. Notwithstanding any other provision of the Plan or of this Award Agreement: (i) the Committee may condition your receipt of Shares on your execution of a shareholder agreement imposing terms generally applicable to other similarly-situated employee-shareholders; and (ii) any Shares issued pursuant to this Award Agreement shall be non-transferable except in accordance with Section 7 above, until the first day of the seventh month following the termination of your Continuous Service.

9. Taxes. Except to the extent otherwise specifically provided in an employment agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award, including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold you harmless from any or all of such taxes. Nevertheless, notwithstanding anything in this Award to

Restricted Share Award Agreement

DDi Corp.

2005 Stock Incentive Plan

the contrary, if your payments or benefits pursuant to the Plan and this Award as a result of your termination of Continuous Service constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A, payment of such amounts shall not commence until you incur a Separation from Service. If, at the time of your Separation from Service, you are a “specified employee” (under Code Section 409A), any amount that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A that becomes payable to you on account of your Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after your Separation from Service (the “409A Suspension Period”). Within 14 calendar days after the end of the 409A Suspension Period, you will be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, together with interest on them for the period of delay at a rate not less than the average prime interest rate published in the Wall Street Journal on any day chosen by the Board during that period. Thereafter, you shall receive any remaining benefits as if there had not been an earlier delay.

The Committee has the discretion to unilaterally interpret this Award and the Plan in a manner that (i) conforms with the requirements of Section 409A of the Code, or (ii) establishes an exemption from the requirements of Section 409A of the Code. If, for any reason including imprecision in drafting, any Plan or Award provision does not accurately reflect its intended establishment of an exemption from or compliance with Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Company in a fashion consistent herewith, as determined in the sole and absolute discretion of the Company. The Company reserves the right to unilaterally amend the Plan and this Award without your consent in order to accurately reflect its correct interpretation and operation, as well as to maintain an exemption from or compliance with Code Section 409A. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

10. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

11. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

12. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement, unless there is an express Plan provision permitting the Committee to unilaterally make the modification.

Restricted Share Award Agreement

DDi Corp.

2005 Stock Incentive Plan

13. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16. Investment Purposes. By executing this Award, you acknowledge that you are receiving and will be holding your Restricted Shares for investment purposes only for your own account, and not with a view to your resale in connection with, or with your intent to participate directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

17. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

19. Occurrence of a Change in Corporate Control. In the event of a Change in Control, the vesting of the Award shall accelerate immediately so that the Award shall become 100% vested.

20. Long-term Consideration for Award. The terms and conditions set forth in Exhibit C are hereby incorporated by reference and made an integral part of this Award Agreement. An invalidation of all or part of Exhibit C, or your commencement of litigation to invalidate, modify, or alter the terms and conditions set forth in Exhibit C, shall cause this Award to become null, void, and unenforceable.

Restricted Share Award Agreement

DDi Corp.

2005 Stock Incentive Plan

21. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the 2005 Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

22. Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

DDI CORP.

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:
Name of Participant:

EXHIBIT A

DDI CORP.

2005 STOCK INCENTIVE PLAN

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

DDI CORP.

2005 STOCK INCENTIVE PLAN

Election to Include Value of Restricted Shares in Gross Income

in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.	My General Information:

Name:

Address:

S.S.N.
or T.I.N.:

2.	Description of the property with respect to which I am making this election:

____________________ shares of common stock of DDi Corp. (the “Restricted Shares”).

3.	The Restricted Shares were transferred to me on __________. This election relates to the _____ calendar taxable year.

4.	The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with Section 8 of the DDi Corp. 2005 Stock Incentive Plan (“Plan”) the Restricted Share Award Agreement (“Award Agreement”) made under the DDi Corp. 2005 Stock Incentive Plan. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.

5.	Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $______ per share.

6.	Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $____ per share.

7.	Furnishing statement to employer:

A copy of this statement has been furnished to my employer, Dynamic Details, Incorporated. If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.	Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated: ____________ __, 200__.

Taxpayer

EXHIBIT B

DDI CORP.

2005 STOCK INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Awards designated below that I have received pursuant to the DDi Corp. 2005 Stock Incentive Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐	the Restricted Stock Award that I received pursuant to an award agreement dated ______________ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:

Sworn to before me this

____day of ____________, 200_

Notary Public
County of
State of

EXHIBIT C

DDI CORP.

2005 STOCK INCENTIVE PLAN

Long-Term Consideration and

Company Recovery for Breach

By signing and accepting your Award Agreement, you recognize and agree that the Company’s key consideration in granting this Award is securing your long-term commitment to serve as an executive of the Company who will advance and promote the Company’s business interests and objectives. Accordingly, you agree that this Award shall be subject to the terms and conditions set forth in Section 25 of the Plan (relating to the termination, rescission, and recapture if you violate certain commitments made therein to the Company), as well as to the following terms and conditions as material and indivisible consideration for this Award:

(a) Fiduciary Duty. During your employment with the Company you shall devote your full energies, abilities, attention and business time to the performance of your job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, your performance of such responsibilities.

(b) Confidential Information. You recognize that by virtue of your employment with the Company, you will be granted otherwise prohibited access to confidential information and proprietary data which are not known, and not readily accessible to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. You recognize that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense. Accordingly, you agree that you shall not, at any time during or after your employment with the Company, divulge such Confidential Information or make use of it for your own purposes or the purposes of any person or entity other than the Company.

(c) Non-Solicitation of Customers. You recognize that by virtue of your employment with the Company you will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company during your employment. You understand and agree that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company. You further agree that during your employment with the Company you will not engage in any conduct which could in any way jeopardize or disturb any of the Company’s customer relationships. You also recognize the Company’s legitimate interest in protecting, for a reasonable period of time after your employment with the Company, the Company’s customers. Accordingly, you agree that, for a period beginning on the date hereof and ending one (1) year after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company.

(d) Non-Solicitation of Employees. You recognize the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, you agree that, for a period beginning on the date hereof and ending two (2) years after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, for yourself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any

(e) Survival of Commitments; Potential Recapture of Award and Proceeds. You acknowledge and agree that the terms and conditions of this Section regarding confidentiality and non-solicitation shall survive both (i) the termination of your employment with the Company for any reason, and (ii) the termination of the Plan, for any reason. You acknowledge and agree that the grant of Restricted Shares in this Award Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company may pursue any or all of the following remedies if you either violate the terms of this Section or succeed for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Award):

(i) declaration that the Award is null and void and of no further force or effect;

(ii) recapture of any cash paid or Shares issued to you, or any designee or beneficiary of you, pursuant to the Award;

(iii) recapture of the proceeds, plus reasonable interest, with respect to any Shares that are both issued pursuant to this Award and sold or otherwise disposed of by you, or any designee or beneficiary of you.

The remedies provided above are not intended to be exclusive, and the Company may seek such other remedies as are provided by law, including equitable relief.

(g) Acknowledgement. You acknowledge and agree that your adherence to the foregoing requirements will not prevent you from engaging in your chosen occupation and earning a satisfactory livelihood following the termination of your employment with the Company.